Exhibit 10.29

SERVICES, LOAN AND SECURITY AGREEMENT

This Services, Loan and Security Agreement (“Agreement”) is made and entered into as of this 27th day of April, 2009 by and between AVAX Technologies, Inc., a New York corporation with headquarters located at 2000 Hamilton Street Suite 204, Philadelphia, Pennsylvania 19130 (“AVAX”), and Cancer Treatment Centers of America, Inc., an Illinois corporation with headquarters located at 1336 Basswood Road, Schaumburg, Illinois 60173 (“CTCA”).

RECITALS

A. In 2007 CTCA and AVAX entered into that certain Production Agreement, a copy of which is attached hereto as Exhibit A (the “Production Agreement”).  Pursuant to the Production Agreement, AVAX was required to operate CTCA performed all of its operate its GMP laboratory in Philadelphia, Pennsylvania (the “GMP Lab”) and fulfill production obligations for biological vaccines and CTCA was obligated to make certain payments to AVAX and to purchase and install in the GMP Lab a Beckman-Coulter Flow Cytometer and a Miltenyi Cell Separator unit (collectively, the “CTCA Equipment”).

B. CTCA has performed all of its obligations under the Production Agreement, including advancing funds to AVAX in the amount of $250,000 at execution of the Production Agreement and making a further advance of $150,000 in December, 2008 (such $400,000 is hereinafter referred to in the aggregate as the “Advance”).

C. AVAX has been unable to perform many of its obligations and is in breach of the terms of the Production Agreement.  AVAX is currently unable to continue to operate it’s the GMP Lab, and is indebted to several creditors, including CTCA and AVAX’s landlord Rodin Market Partners LP (“Rodin”).

D. AVAX has requested financial and operational assistance from CTCA in order to prevent the closing of the GMP Lab. CTCA is willing to provide to AVAX financial and operational assistance on the terms and conditions contained in this Agreement.

AGREEMENTS

For and in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Services of CTCA.  During the term of this Agreement, CTCA will control the operation and maintenance of the GMP Lab for a period of six (6) months, or less if determined by CTCA in its sole discretion and communicated to AVAX in writing.  During such period in which CTCA operates and maintains the GMP Lab, CTCA will advance to AVAX the costs of operations, including the rent payable to Rodin for such months of operation; CTCA will pay to Rodin on behalf of AVAX all prior rent set forth on the attached Schedule A, as well as the rent for the months of April and May.  AVAX  hereby grants to CTCA the unrestricted right to negotiate with all vendors and customers of the GMP Lab.

2.  Release of Liability.  AVAX hereby agrees that CTCA shall not be liable for any acts or omissions that it undertakes while providing such services, other than if CTCA engages in willful misconduct or gross negligence which results in liability; CTCA shall not be liable to AVAX for any lost profits, consequential or incidental damages or under any other theory arising out of the services performed.

3.   Intellectual Property Provisions.  AVAX hereby agrees that it will not transfer to any person or entity the intellectual property rights in the know-how, technology, patent rights or invention rights relating to the processes which are the subject of the Production Agreement without securing for CTCA a license to continue to use all such intellectual property in connection with the operation of the GMP Lab.  AVAX further agrees that any discovery, invention or other intellectual property relating to the GMP Lab and any processing performed therein that may be developed by during the conduct of this Agreement shall be the sole property of CTCA.  While operating the GMP Lab CTCA will have the right to enter into relationships with other parties, including Coronado Biosciences, which relationships will remain CTCA’s and will not inure to the benefit of AVAX unless assigned by CTCA in CTCA’s sole discretion.

4. Financial Terms; Loan and Security Interest.  All of CTCA’s costs advanced (including existing rental obligations,  rent for succeeding calendar months, and the expense of Henry Schea and the other staff on premises) will be deemed to be a “loan” to AVAX (the “Loan”).   The Loan shall bear interest at the rate of 6%.  AVAX will execute and deliver one or more promissory notes in form acceptable to CTCA to evidence the Loan under this Agreement.

(a)  On August 31, 2009, or earlier if AVAX acquires financing, AVAX will repay CTCA all of the Loan and interest, as well as the Advance.  AVAX may prepay the Loan and the Advance in part or in full at anytime without penalty.

(b)  To secure repayment by AVAX of the Loan, AVAX hereby grants to CTCA a first priority security interest in all of the personal property of AVAX located at or relating to the GMP Lab, whether now owned or hereafter acquired or arising, including all goods (including inventory, furniture, fixtures, equipment, and any accessions thereto), general intangibles, insurance claims relating to the foregoing and proceeds and products of the foregoing and all intellectual property owned by AVAX and used in connection with the GMP Lab.

(c) AVAX specifically authorizes CTCA to prepare and file appropriate UCC Financing Statements describing the security interest granted hereunder.

(d)  CTCA will not assume any of AVAX’s liabilities, and all obligations to third parties will remain the legal obligations of AVAX.

5.   Conditions precedent to CTCA’s providing the services and Loan.  CTCA’s obligations to provide the services and the Loan hereunder are expressly conditioned on AVAX strictly complying with each of the following obligations:

(a)  CTCA and AVAX receive from Rodin an acknowledgment that all rent has been paid through the date hereof, that AVAX is not in default under the terms of the Lease and that Rodin will not take any action to negatively impact AVAX’s quiet enjoyment of the leased premises so long as AVAX continues to pay rent under the Lease;

(b)  AVAX shall release Henry Schea from any and all employment restrictions upon request by CTCA and AVAX agrees that CTCA (or its affiliates) may employ Henry Schea or retain him as a consultant at any time;

(c)  AVAX acknowledges each of the following:  (i) that it is in breach of its obligations under the Production Agreement; (ii) that it owes to CTCA the full amount of the Advance; and (iii) that the Production Agreement remains enforceable against AVAX in accordance with its terms, including all obligations of repayment of the Advance; and

(d)  AVAX will continue to produce ovarian cancer vaccines in France for CTCA patients at the request of CTCA (or its affiliate).

6.  Severability.  The provisions of this Agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid or unenforceable, such provision shall, if possible, be limited or construed so as to make it valid and enforceable or, if such limitation or construction is not possible or would be contrary to the parties’ manifest intentions, such provision shall be stricken from this Agreement.  In any event, the remainder of this Agreement shall continue in full force and effect.

7.  No Assignment.  This Agreement may not be assigned by either party except that CTCA shall have the right to assign its rights and obligations hereunder to an affiliate of CTCA so long as such party assumes the assigned obligations in writing.

8.  Governing Law.  This Agreement is deemed to be made and entered into pursuant to the laws of the State of Illinois.  In the event of any dispute hereunder, this Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Illinois.

9.  Waiver.  The terms of this Agreement may be waived, and this Agreement may be amended, only in writing signed by the party to be bound thereby.  A waiver of one term shall not be construed as a waiver of any other term, nor shall a waiver of, or failure to enforce, a term in one instance be deemed a continuing waiver or a waiver of the provision itself.

10.  Nature of Relationship.  Nothing herein shall be construed to place the parties in a relationship of employees, agents, partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

11.  Notices.  All communications, notices and exchanges of information contemplated herein or required or permitted to be given hereunder shall be in writing and shall be given when one of the parties deposits the same via hand delivery, courier or Certified United States mail, postage prepaid, addressed to the other party at its address set forth below:

If to CTCA:

Cancer Treatment Centers of America, Inc.
1336 Basswood Road
Schaumburg, Illinois 60173
Attn: Robert Mayo, Vice Chairman

If to AVAX:

AVAX Technologies, Inc
2000 Hamilton Street, Suite 204
Philadelphia, Pennsylvania 19130
Attn: John Prendergast, Chairman

12.  Entirety.  This Agreement constitutes the parties’ entire agreement and understanding with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings.

The parties hereto have caused this Agreement to be executed by their respective officers with full legal and corporate authority to do so as of the date first above written.

CANCER TREATMENT CENTERS OF AMERICA, INC.

By:	/s/ Donald Braun
Its	Authorized Officer

AVAX TECHNOLOGIES, INC.

By:	/s/ John Prendergast
Its:	Chairman

Exhibit B
Form of Note

PROMISSORY NOTE

April 27, 2009	Schaumburg, Illinois

The undersigned, for value received, promises to pay to the order of Cancer Treatment Centers of America, Inc. (the “Lender”) at the principal office of Lender in Schaumburg, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Services, Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on or before August 31, 2009.

The undersigned further promises to pay interest on the unpaid principal amount of all amounts of the Loan from the date of such advance until the Loan is paid in full, payable at the annual rate of six percent (6%).  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Services, Loan and Security Agreement, dated as of April 1, 2009 among Lender and the undersigned.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

AVAX Technologies, Inc., a New York
corporation

By:	/s/ John Prendergast
Name:	John Prendergast
Title:	Chairman